UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2014

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On October 14, 2014, Liberty Interactive Corporation (the “Company”) announced that, in connection with the previously announced reattribution from the QVC Group to the Liberty Ventures Group of certain of its digital commerce businesses and the related dividend of Liberty Ventures common stock to the holders of QVC Group common stock, the Company has determined that the final per share dividend ratio is 0.14217 of a Series A Liberty Ventures share for each share of Series A QVC Group common stock and 0.14217 of a Series B Liberty Ventures share for each share of Series B QVC Group common stock, in each case, outstanding as of 5:00 p.m., New York City time, October 13, 2014, which was the record date for the dividend. Cash will be paid in lieu of fractional shares. In addition, the Company has been informed that the ex-dividend date for the QVC Group common stock will be October 15, 2014. As previously announced, the distribution date for the dividend will be 5:00 p.m., New York City time, on October 20, 2014.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release, dated October 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014

LIBERTY INTERACTIVE CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:     Vice President

EXHIBIT INDEX

9
Exhibit No.	Name

99.1	Press Release, dated October 14, 2014